UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 1, 2005 (January 26, 2005)

(Date of Earliest Event Reported)

KYPHON INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	Commission File:	77-0366069
(State or Other Jurisdiction of Incorporation or Organization)	000-49804	(I.R.S. Employer Identification No.)

1221 Crossman Avenue

Sunnyvale, California 94089

(Address of Principal Executive Offices)

(408) 548-6500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

Beginning on January 26, 2005, Kyphon Inc. (the “Company”) entered into Severance Agreements with Karen D. Talmadge, Arthur T. Taylor, Cindy M. Domecus, Avram A. Edidin, Mary K. Hailey, Stephen C. Hams, Elizabeth A. Rothwell, David M. Shaw, Julie D. Tracy, Bert Vandervelde and Brad Paddock, each of whom is an executive officer with the Company. Each of the severance agreements is substantially identical in all material respects except as to the executive officer of the Company, who is a party thereto.

Set forth below is a summary of the terms of the severance agreements, which summary is qualified in its entirety by reference to the full text of the underlying documents which have been filed as exhibits hereto.

Each severance agreement provides that, if the executive’s employment with the Company is terminated by the Company other than for “cause” or “disability,” each as defined in the agreement, other than by reason of the individual’s death or is terminated by the executive for “good reason,” as defined in the agreement, within ninety days preceding a “change of control” or twelve months following a “change of control,” as defined in the agreement, then the executive will be entitled to (i) all amounts earned or accrued through the termination date, (ii) a single severance payment in cash equal to the sum of 50% of the executive’s annual base salary at the highest rate in effect on the termination date or at any time during the 90 day period prior to the change of control, referred to as the base amount, and 50% of the greatest of the annual bonus paid or payable to the executive during the current or prior full fiscal year, (iii) the continuation for up to 6 months on behalf of the executive and his or her dependents and beneficiaries of life insurance, disability, medical, dental and hospitalization benefits, (iv) termination of the restrictions on any outstanding equity incentive awards, including stock options and restricted stock, granted to the executive under the Company’s stock option plans or any other incentive plan or arrangement and, in the case of stock options, shall become 100% vested and immediately exercisable and (v) outplacement and career counseling services for up to 6 months limited to 10% of the executive’s base amount. The benefits payable under the severance agreements would be reduced to the extent necessary to preserve the Company’s ability to deduct the severance benefits paid and to prevent payments to any executive officer from exceeding the limit of Section 4999 of the Internal Revenue Code applicable to “excess parachute payments” as defined in Section 280G of the Internal Revenue Code.

In general, “cause” is defined in the severance agreements to mean fraud, misappropriation, embezzlement or willful engagement by the executive in misconduct which is demonstrably injurious to the Company and its subsidiaries as determined by the affirmative vote of not less than three-quarters of the non-employee members of the Company’s board of directors. In general, “disability” is defined to mean a physical or mental infirmity which impairs executive’s ability to substantially perform executive’s duties with the Company for a period of 180 days. The term “good reason” is defined as the occurrence within 90 days before a change in control or during the 12 month period following a change in control, of any of the following events or conditions—(i) a material reduction of the executive’s duties, scope of responsibilities or authority, (ii) a reduction in executive’s base salary or target bonus opportunity, (iii) a relocation of executive’s place of work by more than 40 miles, (iv) failure to continue in effect without material reduction in the benefit level and/or reward opportunities any material compensation or employee benefit plan in which executive was participating, (v) any material breach by the Company of any provision of the severance agreement, (vi) the insolvency or filing of a petition for bankruptcy of the Company and (vii) any purported termination of the executive’s employment not for cause.

The term “change of control” is defined as the occurrence of (i) an acquisition, other than directly from the Company, of any voting securities of the Company by any “person” as that term is defined for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, immediately after which such person has “beneficial ownership,” within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act, of greater than 50% of the combined voting power of the Company’s then outstanding voting securities, (ii) the approval by stockholders of the Company of a merger, consolidation or reorganization involving the Company, unless the stockholders of the Company immediately before such merger, consolidation or reorganization, own immediately following such merger, consolidation or reorganization, directly or indirectly, at least 51% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization or (c) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person other than a transfer to a subsidiary of the Company.

On January 28, 2005, the Company entered into a Severance Agreement with Richard W. Mott, its President and Chief Executive Officer in substantially the same form in all material respects as the form of severance agreement entered into with the Company’s other executive officers, except that Mr. Mott will be entitled to (i) all amounts earned or accrued through the termination date, (ii) a single severance payment in cash equal to the sum of 100% of Mr. Mott’s annual base salary at the highest rate in effect on the termination date or at any time during the 90 day period prior to the change of control, referred to as the base amount, and 100% of the greatest of the annual bonus paid or payable to Mr. Mott during the current or prior full fiscal year, (iii) the continuation for up to 12 months on behalf of Mr. Mott and his dependents and beneficiaries of life insurance, disability, medical, dental and hospitalization benefits, (iv) termination of the restrictions on any outstanding equity incentive awards, including stock options and restricted stock, granted to the executive under the Company’s stock option plans or any other incentive plan or arrangement and, in the case of stock options, shall become 100% vested and immediately exercisable and (v) outplacement and career counseling services for up to 6 months limited to 10% of Mr. Mott’s base amount.

ITEM 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	Form of Severance Agreement entered into by and between Kyphon Inc. and its executive officers

10.2	Severance Agreement, dated January 28, 2005, entered into by and between Kyphon Inc. and Richard W. Mott

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2005

KYPHON INC.

By:	/s/ Richard W. Mott
Richard W. Mott
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Severance Agreement entered into by and between Kyphon Inc. and its executive officers

10.2	Severance Agreement, dated January 28, 2005, entered into by and between Kyphon Inc. and Richard W. Mott